UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☑ Soliciting Material Pursuant to §240.14a-12

TRANSKARYOTIC THERAPIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

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This filing consists of a press release issued by Transkaryotic Therapies, Inc. on June 13, 2005.

For More Information Contact:
Justine E. Koenigsberg	Daniella M. Lutz
Senior Director, Corporate Communications	Manager, Corporate Communications
(617) 349-0271	(617) 349-0205

FOR IMMEDIATE RELEASE

TKT ANNOUNCES EXPIRATION OF BOTH HART-SCOTT-RODINO WAITING PERIOD
AND SEC REVIEW PERIOD OF PRELIMINARY PROXY STATEMENT

Cambridge, MA, June 13, 2005 — Transkaryotic Therapies, Inc. (Nasdaq: TKTX) today announced that the 30-day waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, expired on June 10, 2005 with respect to the proposed acquisition of the company by Shire Pharmaceuticals Group plc. In addition, TKT also announced that the SEC’s ten-day period for reviewing the company’s preliminary proxy statement relating to the stockholder meeting to approve the proposed acquisition by Shire has expired. The company has not yet set a meeting date for the stockholder meeting to approve the acquisition, but has set a record date for the meeting of June 10, 2005. Closing of the transaction is subject to, among other things, approval of the stockholders of each company, and subject to satisfaction of these conditions, the company expects the transaction to close in the third quarter of 2005.

As previously announced on April 21, 2005, TKT and Shire signed a definitive agreement by which Shire has agreed to acquire TKT. Under the agreement, Shire has agreed to pay $37 in cash for each share of TKT common stock, or approximately $1.6 billion.

About TKT
Transkaryotic Therapies, Inc. is a biopharmaceutical company primarily focused on researching, developing and commercializing treatments for rare diseases caused by protein deficiencies. Within this focus, the company markets Replagal™, an enzyme replacement therapy for Fabry disease, and is developing treatments for Hunter syndrome and Gaucher disease. In addition to its focus on rare diseases, TKT intends to commercialize Dynepo™, its Gene-Activated® erythropoietin product for anemia related to kidney disease, in the European Union. TKT was founded in 1988 and is headquartered in Cambridge, Massachusetts, with additional operations in Europe, Canada and South America. Additional information about TKT is available on the company’s website at http://www.tktx.com.

Important Additional Information Will Be Filed with the SEC
This communication may be deemed to be soliciting material in respect of the proposed transaction with Shire. In connection with the proposed transaction with Shire, TKT has filed with the SEC a preliminary proxy statement and plans to file with the SEC and mail to its stockholders a definitive proxy statement. The preliminary proxy statement contains, and the definitive proxy statement when it becomes available will contain, important information about TKT, the transaction and related matters. Investors and security holders are urged to read carefully the preliminary proxy statement and the definitive proxy statement when it becomes available.

Investors and security holders may obtain free copies of the preliminary proxy statement and other documents filed by TKT with the SEC, including the definitive proxy statement when it is filed, through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the definitive proxy statement from TKT by contacting Corporate Communications.

TKT, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions with Shire. Information regarding TKT’s directors and executive officers is contained in TKT’s Annual Report on Form 10-K for the year ended December 31, 2004, as amended on May 2, 2005, its Quarterly Report on

Hart-Scott-Rodino Clearance, Page 2

Form 10-Q for the quarter ended March 31, 2005, its proxy statement for its 2004 Annual Meeting of Stockholders dated April 27, 2004, its Current Reports on Form 8- K dated March 30, 2005, April 15, 2005 and April 27, 2005 and its preliminary proxy statement relating to the proposed transaction with Shire dated May 19, 2005, each of which is filed with the SEC. As of May 16, 2005, TKT’s directors and executive officers and their affiliates, including Warburg Pincus Equity Partners, L.P., beneficially owned approximately 5,523,536 shares, or approximately 15.3%, of TKT’s common stock. All outstanding options for TKT common stock, whether or not vested, including those held by current directors and executive officers, will be cashed out in the merger based on the $37 per share purchase price. In addition, Shire has committed to maintaining TKT’s 2005 Management Bonus Plan, in which TKT executive officers participate, in accordance with its current terms in respect of the 2005 performance year. Following the merger, Shire has agreed to provide certain retention and severance benefits to TKT’s employees, including its executive officers. Additional information regarding the interests of potential participants is included in the preliminary proxy statement related to the proposed transaction and other documents filed by TKT with the SEC and will be included in the definitive proxy statement and other relevant documents to be filed with the SEC.

Safe Harbor for Forward-Looking Statements
This memo contains forward-looking statements regarding the proposed transaction between Shire and TKT, the company’s development of certain products, including ReplagalTM, I2S and DynepoTM, the timing of clinical trials, clinical trial results and regulatory filings, and statements regarding the company’s financial outlook, as well as statements about future expectations, beliefs, goals, plans or prospects, including statements containing the words “believes,” “anticipates,” “plans,” “expects,” “estimates,” “intends,” “should,” “could,” “will,” “may,” and similar expressions. There are a number of important factors that could cause actual results to differ materially from those indicated by such forward-looking statements, including: the ability to obtain the approval of the stockholders of each company and to obtain regulatory clearances; the ability to consummate the transaction; whether any of TKT’s products will achieve the commercial success anticipated by the company; whether competing products will reduce the market opportunity for such products; whether I2S will be safe and effective as a treatment for Hunter syndrome; whether GA-GCB will be safe and effective as a treatment for Gaucher disease; whether the company will be able to successfully complete clinical trials of its products; enrollment rates for clinical trials; whether the results of clinical trials, will be indicative of results obtained in later clinical trials; whether future clinical trials will be conducted and conducted on a timely basis; the ability of the company and its collaborators to successfully complete development of its products; the ability to manufacture sufficient quantities of its products to satisfy both clinical trial requirements and commercial demand; the timing of submissions to and decisions by regulatory authorities in the United States, Europe, Japan and other countries regarding clinical trials and marketing and other applications; whether the FDA and equivalent regulatory authorities grant marketing approval for the company’s products on a timeline consistent with the company’s expectations, or at all; the availability and extent of coverage from third party payors and the receipt of reimbursement approvals for the company’s products; whether competing products will reduce any market opportunity that may exist; results of litigation; whether the company will be successful in establishing European manufacturing for DynepoTM; and other factors set forth under the caption “Certain Factors That May Affect Future Results” in the company’s Annual Report on Form 10-K for the year ended December 31, 2004 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, which are on file with the SEC and which factors are incorporated herein by reference. While the company may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if its expectations change.

Gene-Activated® is a registered trademark and Replagal™ is a trademark of Transkaryotic Therapies, Inc. Dynepo™
is a trademark of Sanofi-Aventis SA.
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